   As filed with the Securities and Exchange Commission on January 15, 1999

                                                      REGISTRATION NO. 333-70209
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                        ALABAMA NATIONAL BANCORPORATION
               (Exact Name of Issuer as Specified in Its Charter)

        DELAWARE                                          63-1114426
(State of incorporation)                    (I.R.S. Employer Identification No.)


                            1927 FIRST AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203
                    (Address of Principal Executive Offices)

                        COMMUNITY FINANCIAL CORPORATION
                             1994 STOCK OPTION PLAN
                           (Full Title of the Plan)

                                ----------------

                              JOHN H. HOLCOMB, III
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            1927 FIRST AVENUE NORTH
                           BIRMINGHAM, ALABAMA  35203
                                 (205) 583-3600
                    (Name and Address of Agent for Service)

                                With a Copy to:

                               GREGORY S. CURRAN
                          MAYNARD, COOPER & GALE, P.C.
                            1901 SIXTH AVENUE NORTH
                                   SUITE 2400
                           BIRMINGHAM, ALABAMA  35203

                                ----------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                                                  PROPOSED
    TITLE OF                              PROPOSED MAXIMUM         MAXIMUM        AMOUNT OF
SECURITIES BEING         AMOUNT BEING      OFFERING PRICE         AGGREGATE      REGISTRATION
   REGISTERED           REGISTERED (1)      PER SHARE(1)      OFFERING PRICE(1)      FEE
------------------------------------------------------------------------------------------------
Common Stock, $1.00
 par value                 39,051(2)           $26.125         $1,020,207.30       $283.62
================================================================================================

(1) Pursuant to Rule 457, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and asked prices of the common stock of Alabama National Bancorporation on January 5, 1999.
(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered in this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions.

                                   SIGNATURES


  The Registrant.  Pursuant to the requirements of the Securities Act, the
  --------------
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on January 15, 1999.

                              ALABAMA NATIONAL BANCORPORATION

                              By: /s/ John H. Holcomb, III
                                 ---------------------------------------
                                    John H. Holcomb, III
                                    Chairman and Chief Executive Officer


  Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                          Date
---------                     -----                          ----

/s/ John H. Holcomb, III      Chairman, Chief Executive      January 15, 1999
----------------------------  Officer, and Director
John H. Holcomb, III          (Principal Executive Officer)


/s/ Victor E. Nichol, Jr.     President, Chief Operating     January 15, 1999
----------------------------  Officer, and Director
Victor E. Nichol, Jr.

/s/ William E. Matthews, V    Executive Vice President       January 15, 1999
----------------------------  and Chief Financial Officer
William E. Matthews, V        (Principal Financial Officer)

/s/ James S. Parks, Jr.       Senior Vice President-         January 15, 1999
----------------------------  Finance, Treasurer (Principal
James S. Parks, Jr.           Accounting Officer)

         *                    Director                       January 15, 1999
----------------------------
W. Ray Barnes

         *                    Vice Chairman and Director     January 15, 1999
----------------------------
Dan M. David

         *                    Director                       January 15, 1999
----------------------------
T. Morris Hackney

Signature                     Title                          Date
---------                     -----                          ----

         *                    Director                       January 15, 1999
----------------------------
John D. Johns

         *                    Director                       January 15, 1999
----------------------------
John J. McMahon, Jr.

         *                    Director                       January 15, 1999
----------------------------
C. Phillip McWane

         *                    Director                       January 15, 1999
----------------------------
William D. Montgomery

         *                    Director                       January 15, 1999
----------------------------
Drayton Nabors, Jr.

         *                    Director                       January 15, 1999
----------------------------
C. Lloyd Nix

         *                    Director                       January 15, 1999
----------------------------
G. Ruffner Page, Jr.

         *                    Director                       January 15, 1999
----------------------------
William E. Sexton

         *                    Director                       January 15, 1999
----------------------------
W. Stancil Starnes

*By /s/ John H. Holcomb, III  Attorney-in-Fact               January 15, 1999
    ------------------------
    John H. Holcomb, III

                                       5